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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K-A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 12, 2003

                               Axtion Foods, Inc.


             (Exact name of registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)



     0001-31347                                          98-0336674
       -------                                          ----------
(Commission File No.)                                 (IRS Employer
                                                    Identification No.)


                            4025 Camino Del Rio South
                                    Suite 300
                              San Diego, California
                                  760-436-3124

                              www.axtionfoods.com.

                        (Address and telephone number of
               principal executive offices and place of business)

Item 1. Changes in Control of Registrant

None

Item 2. Acquisition or Disposition of Assets

None

Item 3. Bankruptcy or Receivership

None.

Item 4. Changes in Accountants

On February 12, 2003 the corporation retained Amissano Hanson, a new independent certifying accountancy firm, in place of its existing auditor, Siegal Smith, which resigned on November 15, 2002. The reason for the resignation was that Siegal Smith, a partnership, was dissolved. In addition, the individual accountant from that firm who performed the audit for the corporation, David Smith, changed his professional emphasis from auditing financial statements to the preparation of income tax returns and thereon declined to perform any further auditing services for Axtion or any other corporation. In accordance with Rule 3049a)(1)(ii) of Regulation SB, Siegal Smith's report on the financial statements for the past two years was modified as to uncertainty, audit scope, or accounting principles.

Specifically, the audited the balance sheet of Axtion Foods, Inc. (a development stage company) as of June 30, 2001 and the related statement of operations, shareholders' equity (deficit) and cash flows for the year then ended and for the period from inception (April 20, 2000) to June 30, 2001 stated that the financial statements were prepared assuming that the company would continue as a going concern. It was stated in note 7 that the company cannot successfully implement its operating plan without raising additional capital. According to Siegal Smith, this condition raised substantial doubt about the company's ability to continue as a going concern. The financial statements did not include any adjustments that might result from the outcome of this uncertainty.

 Similarly, Siegal Smith audited the balance sheet of Axtion Foods, Inc. (a development stage company) as of June 30, 2002, and 2001 and the related statement of operations, shareholders' equity (deficit) and cash flows for the year then ended and for the period from inception (April 20, 2000) to June 30, 2002. Similarly, Seigal Smith opined that these financial statements were prepared assuming that the company would continue as a going concern. As discussed in Note 9 to the financial statements, the auditor said the company cannot successfully implement its operating plan without raising additional capital. This condition raises substantial doubt about its ability to continue as a going concern. The financial statements did not include any adjustments that might result from the outcome of this uncertainty.

The change in the principal accountant was recommended by the corporation's board of directors. As of the date of resignation, November 15, 2002, there were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The former accountant had not advised the corporation that: internal controls necessary to develop reliable financial statements did not exist; or information had come to the attention of the former accountant which made the accountant unwilling to rely on management's representations, or unwilling to be associated with the financial statements prepared by management; or the scope of the audit should be expanded significantly, or information had come to the accountant's attention that the accountant had concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent audited financial statements (including information that might preclude the issuance of an unqualified audit report), and the issue was not resolved to the accountant's satisfaction prior to its resignation or dismissal.

Furthermore, the corporation did not consult with Amissano Hanson regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the corporation's financial statements and either written or oral advice was provided that was an important factor considered by the corporation in reaching a decision as to the accounting, auditing or financial reporting issue.

Item 5. Other Events

None

Item 6. Resignation & Appointment of Directors

None

Item 7. Financial Statements Pro Forma Financial & Exhibits

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Exhibits
16 Letter From Seigal Smith
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axtion Foods, Inc.




By: /s/ Julia I. Reynolds
Julia I. Reynolds, President

Dated: February 24, 2003






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Exhibit 16

February 24, 2003

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Re: Axtion Foods, Inc.

We have been furnished with a copy of the Regulation SB Rule 304 Disclosure regarding change in auditors in the Form 8-KAof Axtion Foods, Inc. We agree with the statements made therein by Axtion Foods, Inc. in response to Rule 304(a)(3) of Regulation SB.

Yours truly,

/s/ Seigal Smith
Seigal Smith